EXHIBIT 99.1

Bridger Aerospace Announces Record Third Quarter 2023 Results and Establishes Initial 2024 Guidance

BELGRADE, Mont., Nov. 13, 2023 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported record results for the third quarter ended September 30, 2023 and an update on guidance including the establishment of initial 2024 Revenue and Adjusted EBITDA estimates.

Highlights:

  Achieved record quarterly revenue, net income, and Adjusted EBITDA of $53.6 million, $17.5 million and $38.7 million, respectively, in the third quarter of 2023
  Bridger’s Super Scooper fleet experienced its highest level of utilization ever during the third quarter despite a shorter-than-average North American wildfire season
  In the process of acquiring four Spanish Super Scoopers won at auction by the Spanish government in September 2023, positioning Bridger for revenue and cash flow growth for the next several years

Third Quarter 2023 Results
“Bridger’s Super Scooper fleet experienced its highest level of utilization in Bridger’s history during the third quarter of 2023, driving record results, including Adjusted EBITDA of $38.7 million,” commented Tim Sheehy, Bridger’s Chief Executive Officer. “This is a testament to the rapid adoption of our initial attack platform enabled by the Super Scooper’s superior capabilities to suppress wildfires. We continue to pursue opportunities to further expand our fleet both in the U.S and abroad and while the fire season will always remain unpredictable, we see continued demand for our services and look forward to supporting the needs of our state and federal customers.”

Revenue for the third quarter of 2023 was $53.6 million compared to $32.5 million in the third quarter of 2022, up approximately 65%. After the later start to the 2023 U.S. wildfire season, fire activity increased in the third quarter in the U.S. driving record utilization of the Company’s growing Super Scooper fleet despite a shorter-than-average North American wildfire season.

Cost of revenues was $15.2 million in the third quarter of 2023 and was comprised of flight operations expenses of $9.7 million and maintenance expenses of $5.5 million. This compares to $12.6 million in the third quarter of 2022, which included $7.1 million of flight operations expenses and $5.5 million of maintenance expenses. The increase primarily relates to higher depreciation, maintenance and other expenses related to the two additional Super Scooper aircraft that were placed into service in September 2022 and February 2023, respectively.

Selling, general and administrative expenses (“SG&A”) were $15.8 million in the third quarter of 2023 compared to $18.1 million in the third quarter of 2022. The decrease in SG&A compared to the third quarter of 2022 was primarily due to transaction related bonuses for employees and executives and higher offering related costs recorded in the third quarter of 2022. These decreases were partially offset by higher stock-based compensation in the third quarter of 2023 compared to the same period in 2022.

Interest expense for the third quarter of 2023 decreased to $6.0 million from $7.0 million in the third quarter of 2022 was primarily due to lower interest expense for the Series A preferred stock in the third quarter of 2023 compared to the third quarter of 2022. The decrease was partially offset by additional interest expense for the Gallatin municipal bond that closed in the third quarter of 2022. Bridger also reported Other Income of $0.6 million for the quarter ended September 30, 2023, primarily comprised of interest income for the embedded derivative of its preferred equity of $0.4 million.

Bridger reported net income of $17.5 million in the third quarter of 2023 compared to a net loss of $5.7 million in the third quarter of 2022. Net income was driven by strong fleet utilization in the third quarter of 2023. Adjusted EBITDA was $38.7 million in the third quarter of 2023, compared to $19.1 million in the third quarter of 2022. Adjusted EBITDA excludes interest expense, depreciation and amortization, income tax benefit, gains and losses on disposals of assets, offering costs related to financing and other transactions, stock-based compensation, business development and integration expenses, loss on extinguishment of debt and one-time discretionary bonuses to employees and executives.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

At September 30, 2023, cash and short term investments rose to $33.9 million from $25.7 million at June 30, 2023 driven by seasonality and the strong third quarter performance.

Year to Date Results
Revenue for the first nine months of 2023 was $65.6 million compared to $45.3 million in the first nine months of 2022.

Cost of revenues was $33.0 million in the first nine months of 2023 and was comprised of flight operations expenses of $19.7 million and maintenance expenses of $13.3 million. This compares to $28.6 million in the first nine months of 2022, which included $16.6 million of flight operations expenses and $11.9 million of maintenance expenses.

SG&A expenses were $64.2 million in the first nine months of 2023 compared to $28.6 million for the first nine months of 2022. The increase was primarily driven by non-cash stock-based compensation expense of $40.9 million for grants of restricted stock units (“RSUs”).

Interest expense for the first nine months of 2023 increased to $17.2 million from $13.0 million in the first nine months of 2022. Bridger also reported Other income of $2.3 million for the first nine months of 2023 compared to $0.2 million of Other expenses for the first nine months of 2022.

Bridger reported a net loss of $46.2 million in the first nine months of 2023 compared to a net loss of $25.1 million in the first nine months of 2022. Adjusted EBITDA was $29.0 million in the first nine months of 2023, compared to $12.2 million in the first nine months of 2022.

Business Outlook
While the Company saw record results in the third quarter after the late start to the wildfire season, the last two weeks of September brought cooler, wet weather to the U.S. and Canada. With limited wildfire activity continuing in the first part of the seasonally slower fourth quarter, we are now expecting 2023 to be the shortest North American wildfire season in the past 10 years. As a result, we are reducing our previous annual 2023 revenue guidance range from $84 million to $96 million to a range of $66 million to $68 million.

Given the Company’s largely fixed cost structure and seasonality, Bridger typically generates positive Adjusted EBITDA in the second and third quarters each year, during the bulk of the wildfire season and negative Adjusted EBITDA in the first and fourth quarters. In response to the shorter 2023 wildfire season, Bridger has identified reductions to its largely fixed cost structure that will benefit the fourth quarter and the full year 2024. Even with these cuts, the Company expects to report negative Adjusted EBITDA of $10.0 million to $11.0 million in the fourth quarter of 2023 and now projects Adjusted EBITDA of $18 million to $19 million for the full year 2023 compared to its prior estimate of $37 million to $45 million. These estimates assume wildfire conditions will remain unchanged for the remainder of the fourth quarter of 2023 and additional aircraft will not be deployed.

Looking at Bridger’s standalone operations for the full year 2024, Adjusted EBITDA is anticipated to range from $35 million to $51 million on revenue of $70 million to $86 million. This guidance excludes any impact of Bridger’s acquisition of the Super Scoopers to be sold by the Spanish government but includes the impact of expected reductions to the Company’s largely fixed cost structure, which are anticipated to total approximately $16 million annually.

Below is a breakout of revenue and Adjusted EBITDA on a quarterly basis to demonstrate the seasonality of the Company’s business.

(in thousands)
	Actual			Projected		Projected Annual	Projected
	Q1-2023	Q2-2023	Q3-2023	Q4-2023	FY-2023	Cost Savings	FY-2024
Revenues	$365	$11,615	$53,619	$ 400 - 2,400	$ 66,000 - 68,000		$ 70,000 - 86,000
Adjusted EBITDA	(10,671)	960	38,738	(10,000) - (11,000)	18,000 - 19,000	16,000	35,000 - 51,000

	Actual
	Q1-2022	Q2-2022	Q3-2022	Q4-2022	FY-2022
Revenues	69	12,754	32,453	1,112	46,388
Adjusted EBITDA	$(8,953)	$2,011	$19,121	$(8,517)	$3,662

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Spanish Super Scooper Acquisition Update
Bridger continues to take efforts to complete the acquisition of the four Super Scoopers recently won by Bridger at an auction by the Spanish government. This acquisition involves the purchase of four Super Scoopers for €40.3 million.

Bighorn Acquisition Update
Bridger and Big Horn Airways, Inc. (“Bighorn”), have mutually agreed to terminate the existing purchase and sale agreement which was announced on July 24, 2023. The companies remain on good terms and Bridger remains hopeful that there will be opportunities to re-engage in the future. There is no break-up fee related to the termination and Bridger has agreed to reimburse Bighorn for transaction related expenses.

Conference Call
Bridger Aerospace will hold an investor conference call on Monday, November 13, 2023, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results, its current financial position and business outlook. Interested parties can access the conference call by dialing 844-825-9789 or 412-317-5180. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through November 20, 2023, by calling 844-512-2921 or 412-317-6671 and using the passcode 10184072. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, including references to Bridger’s acquisition of and/or right to use the four Super Scoopers from the Spanish government, including the expected closing timings thereof, the anticipated benefits therefrom, and the ultimate structure of such acquisitions and/or right to use arrangements; (2) Bridger’s business and growth plans and future financial performance, including anticipated revenue, cash flow, and Adjusted EBITDA for the fourth quarter and full year of 2023 and for 2024; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (4) the magnitude, timing, and benefits from any cost reduction actions: (5) Bridger’s exploration of, need for, or completion of any future financings, and (6) anticipated investments in additional aircraft, capital resources, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: the ultimate outcome of Bridger’s acquisition of the Super Scoopers to be sold by the Spanish government; Bridger’s ability to identify and effectively implement any current or future anticipated cost reductions, including any resulting impacts to Bridger’s business and operations therefrom; the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of the aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger’s ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus pandemic; the ability to successfully select, execute or integrate future acquisitions into Bridger’s business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2023 and Brider’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 13, 2023. If any of these risks materialize or Bridger management’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC
(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in U.S. dollars)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$53,619,117	$32,452,593	$65,599,770	$45,275,556

Cost of revenues:
Flight operations	9,673,769	7,120,107	19,706,152	16,635,021
Maintenance	5,534,423	5,498,105	13,260,850	11,932,078
Total cost of revenues	15,208,192	12,618,212	32,967,002	28,567,099
Gross income	38,410,925	19,834,381	32,632,768	16,708,457

Selling, general and administrative expense	15,826,474	18,058,418	64,242,773	28,635,304
Operating income (loss)	22,584,451	1,775,963	(31,610,005)	(11,926,847)

Interest expense	(5,970,547)	(6,984,901)	(17,175,959)	(12,993,129)
Other income (expense)	559,992	(441,788)	2,253,320	(166,634)
Income (loss) before income taxes	17,173,896	(5,650,726)	(46,532,644)	(25,086,610)
Income tax benefit	314,080	-	314,080	-
Net income (loss)	$17,487,976	$(5,650,726)	$(46,218,564)	$(25,086,610)

Series A Preferred Stock – adjustment for deemed dividend upon Closing	$-	$-	$(48,300,000)	$-
Series A Preferred Stock – adjustment to eliminate 50% multiplier	$-	$-	$156,362,598	$-
Series A Preferred Stock – adjustment to maximum redemption value	$(6,048,025)	$-	$(16,128,047)	$-
Legacy Bridger Series C Preferred Shares - adjustment to maximum redemption value	$-	$(5,643,337)	$-	$(196,884,119)
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment, accrued interest, and change in fair value	$-	$-	$-	$(85,663,336)

Net income (loss) attributable to Common stockholders - basic and diluted	$11,439,951	$(11,294,063)	$45,715,987	$(307,634,065)

Net income (loss) per Common Stock - basic	$0.25	$(0.29)	$1.02	$(7.93)
Net income (loss) per Common Stock - diluted	$0.15	$(0.29)	$0.59	$(7.93)

Weighted average Common Stock outstanding – basic	45,905,962	38,770,646	44,936,629	38,770,646
Weighted average Common Stock outstanding – diluted	78,895,759	38,770,646	77,903,350	38,770,646

BRIDGER AEROSPACE GROUP HOLDINGS, LLC
(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)
CONSOLIDATED BALANCE SHEETS
(All amounts in U.S. dollars)
(Unaudited)

	As of September 30, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$19,378,525	$30,162,475
Restricted cash	12,292,731	12,297,151
Investments in marketable securities	2,249,068	54,980,156
Accounts and note receivable	25,401,837	28,902
Aircraft support parts	488,145	1,761,270
Prepaid expenses and other current assets	3,968,810	1,835,032
Deferred offering costs	-	5,800,144
Total current assets	63,779,116	106,865,130

Property, plant and equipment, net	198,472,301	192,091,413
Intangible assets, net	1,428,956	208,196
Goodwill	13,134,371	2,457,937
Other noncurrent assets	13,896,708	4,356,225
Total assets	$290,711,452	$305,978,901

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,351,970	$3,170,354
Accrued expenses and other current liabilities	10,536,129	18,669,572
Operating right-of-use current liability	1,531,567	21,484
Current portion of long-term debt, net of debt issuance costs	1,940,914	2,445,594
Total current liabilities	15,360,580	24,307,004
Long-term accrued expenses and other noncurrent liabilities	12,821,049	45,659
Operating right-of-use noncurrent liability	6,764,776	754,673
Long-term debt, net of debt issuance costs	205,219,737	205,471,958
Total liabilities	$240,166,142	$230,579,294

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A Preferred Stock	348,786,994	-
Legacy Bridger Series C Preferred Shares	-	489,021,545

STOCKHOLDERS’ DEFICIT
Common Stock	4,949	3,908
Additional paid-in capital	82,776,619	-
Accumulated deficit	(382,566,331)	(415,304,343)
Accumulated other comprehensive income	1,543,079	1,678,497
Total stockholders’ deficit	(298,241,684)	(413,621,938)
Total liabilities, mezzanine equity, and stockholders’ deficit	$290,711,452	$305,978,901

BRIDGER AEROSPACE GROUP HOLDINGS, LLC
(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in U.S. dollars)
(Unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(46,218,564)	$(25,086,610)
Adjustments to reconcile net loss to net cash used in operating activities, net of acquistions
Loss on sale/disposal of fixed assets	423,187	1,588,361
Depreciation and amortization	10,233,947	8,561,926
Impairment of long-lived assets	626,848	-
Stock based compensation expense	38,650,880	7,003
Loss on extinguishment of debt	-	844,925
Change in fair value of the Warrants	1,865,500	-
Change in fair value of freestanding derivative	50,559	(59,309)
Amortization of debt issuance costs	725,524	288,853
Interest accrued on Legacy Bridger Series B Preferred Shares	-	3,586,586
Change in fair value of Legacy Bridger Series C Preferred Shares	-	3,918,636
Change in fair value of Series A Preferred Stock	(45,378)	-
Realized gain on investments in marketable securities	(561,905)	-
Changes in operating assets and liabilities
Accounts and note receivable	(25,372,935)	(10,885,879)
Aircraft support parts	1,273,125	183,390
Prepaid expense and other current and noncurrent assets	(4,057,674)	(305,096)
Accounts payable, accrued expenses and other liabilities	(19,084,478)	9,398,500
Net cash used in operating activities	(41,491,364)	(7,958,714)

Cash Flows from Investing Activities:
Investments in construction in progress – buildings	-	(7,739,841)
Proceeds from sales and maturities of marketable securities	53,088,665	-
Sale of property, plant and equipment	817,000	286,400
Purchases of property, plant and equipment	(18,054,137)	(23,818,386)
Purchases of marketable securities	-	(38,508,475)
Net cash provided by (used in) investing activities	35,851,528	(69,780,302)

Cash Flows from Financing Activities:
Payment to Legacy Bridger Series A Preferred Shares members	-	(236,250,000)
Payment to Legacy Bridger Series B Preferred Shares members	-	(69,999,223)
Borrowing from Legacy Bridger Series C Preferred shares members, net of issuance costs	-	288,684,675
Borrowings from 2022 Taxable Industrial Revenue Bond	-	160,000,000
Extinguishment of 2021 Taxable Industrial Revenue Bond	-	(7,549,900)
Payment of finance lease liability	(22,790)	-
Proceeds from the Closing	3,193,536	-
Costs incurred related to the Closing	(6,793,574)	-
Borrowings from various First Interstate Bank vehicle loans	-	202,216
Payment of debt issuance costs	-	(4,417,806)
Payment of offering costs	-	(896,108)
Repayments on debt	(1,482,425)	(1,463,862)
Net cash (used in) provided by financing activities	(5,105,253)	128,309,992
Effects of exchange rate changes	(43,281)	(359)
Net change in cash, cash equivalents and restricted cash	(10,788,370)	50,570,617
Cash, cash equivalents and restricted cash – beginning of the period	42,459,626	17,261,132
Cash, cash equivalents and restricted cash – end of the period	$31,671,256	$67,831,749
Less: Restricted cash – end of the period	12,292,731	12,224,970
Cash and cash equivalents – end of the period	$19,378,525	$55,606,779

EXHIBIT A
Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA gains and losses on disposals of assets, and offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation, business development expenses and integration expenses, loss on extinguishment of debt, and one-time discretionary bonuses to employees and executives. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022.

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Net loss	$17,487,976	$(5,650,726)	$(46,218,564)	$(25,086,610)
Income tax benefit	(314,080)	-	(314,080)	-
Depreciation and amortization	5,247,755	4,467,072	10,233,947	8,561,926
Interest expense	5,970,547	6,984,901	17,175,959	12,993,129
EBITDA	28,392,198	5,801,247	(19,122,738)	(3,531,555)
Loss on disposals and non-cash impairment charges(i)	-	806,869	1,052,407	1,588,361
Offering costs(ii)	662,149	1,336,102	3,929,756	2,549,300
Stock-based compensation(iii)	9,003,786	2,222	41,614,316	7,002
Business development & integration expenses(iv)	680,021	193,039	1,553,298	585,015
Loss on extinguishment of debt(v)	-	844,925	-	844,925
Discretionary bonuses to employees and executives(vi)	-	10,136,530	-	10,136,530
Adjusted EBITDA	$38,738,154	$19,120,934	$29,027,039	$12,179,578

i)	Represents loss on the disposal of an aging aircraft and the non-cash impairment charges on a retired aircraft.
ii)	Represents one-time professional service fees related to the preparation for potential offerings that have been expensed during the period.
iii)	Represents stock-based compensation expense recognized of RSUs granted to certain employees and the fair value adjustment for warrants issued in connection with Bridger’s January 2023 business combination with Jack Creek Investment Corp.
iv)	Represents expenses related to potential acquisition targets and additional business lines.
v)	Represents loss on extinguishment of debt related to the Series 2021 Bond and forgiveness of the Paycheck Protection Program (“PPP”) loan.
vi)	Represents one-time discretionary bonuses to certain employees and executives of Bridger in connection with the issuance of the Series C preferred shares by Bridger’s predecessor entity, the issuance of the Series 2022 municipal bonds, execution of the transaction agreements and the initial filing of the proxy statement/prospectus prepared in connection with the Business Combination.

The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for each quarter of 2022 and full year 2022.

	Q1-2022	Q2-2022	Q3-2022	Q4-2022	FY-2022
Net loss	$(14,873,009)	$(4,562,875)	$(5,650,726)	$(16,976,040)	$(42,062,650)
Depreciation and amortization	1,266,922	2,827,932	4,467,072	529,293	9,091,219
Interest expense	3,714,546	2,293,682	6,984,901	6,964,739	19,957,868
EBITDA	(9,891,541)	558,739	5,801,247	(9,482,008)	(13,013,563)
Loss on disposals and non-cash impairment charges(i)	781,492	-	806,869	181,371	1,769,732
Offering costs(ii)	-	1,213,198	1,336,102	412,343	2,961,643
Stock-based compensation(iii)	2,558	2,222	2,222	2,221	9,223
Business development & integration expenses(iv)	155,373	236,603	193,039	368,979	953,994
Loss on extinguishment of debt(v)	-	-	844,925	-	844,925
Discretionary bonuses to employees and executives(vi)	-	-	10,136,530	-	10,136,530
Adjusted EBITDA	$(8,952,118)	$2,010,762	$19,120,934	$(8,517,094)	$3,662,484

i)	Represents loss on the disposal of an aging aircraft and the non-cash impairment charges on a retired aircraft.
ii)	Represents one-time professional service fees related to the preparation for potential offerings that have been expensed during the period.
iii)	Represents stock-based compensation expense recognized for incentive units granted to selected board members and executives.
iv)	Represents expenses related to potential acquisition targets and additional business lines.
v)	Represents loss on extinguishment of debt related to the Series 2021 Bond and forgiveness of PPP loan.
vi)	Represents one-time discretionary bonuses to certain employees and executives of Bridger in connection with the issuance of the Series C preferred shares by Bridger’s predecessor entity, the issuance of the Series 2022 municipal bonds, execution of the transaction agreements and the initial filing of the proxy statement/prospectus prepared in connection with the Business Combination.